News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES THIRD QUARTER EARNINGS
Net Sales +4%; Organic Sales +1%; Diluted Net EPS $0.95, +2%; Core EPS $1.00, +4%
CINCINNATI, April 19, 2018 - The Procter & Gamble Company (NYSE:PG) reported third quarter fiscal year 2018 net sales of $16.3 billion, an increase of four percent versus the prior year. Organic sales increased one percent. Diluted net earnings per share were $0.95, an increase of two percent versus the prior year while Core earnings per share increased four percent to $1.00.

Operating cash flow was $3.4 billion for the quarter. Adjusted free cash flow productivity was 95%. The Company returned $3.2 billion of cash to shareholders through $1.8 billion of dividend payments and $1.4 billion of common stock repurchase. Earlier this month, P&G announced a 4 percent increase in its quarterly dividend, marking the 62nd consecutive year the Company has increased its dividend. P&G has been paying a dividend for 128 consecutive years, since its incorporation in 1890.

“We delivered modest top- and bottom-line growth in a challenging macro environment in the third quarter,” said David Taylor, Chairman, President and Chief Executive Officer. “We have large businesses in several difficult markets. The ecosystems in which we operate around the world are being disrupted and transformed. We will change at an even faster rate -- winning through superiority, cost and cash productivity and a strengthened organization and culture.”

January - March Quarter Discussion
Net sales in the third quarter of fiscal year 2018 were $16.3 billion, an increase of four percent versus the prior year period driven by a four percent positive impact from foreign exchange. Organic sales increased one percent on organic volume growth of two percent. Product mix added a percent to organic sales growth due to the disproportionate growth of premium priced products, primarily in the Beauty segment. Pricing rounded to a two percent negative impact due primarily to U.S. Shave Care pricing reductions and increased merchandising investments. P&G noted that several of the negative pricing impacts, including the U.S. Shave Care reductions made last year, will begin to annualize in the next few quarters and that pricing trends should improve in the upcoming fiscal year.

January - March 2018	Volume	Foreign Exchange	Price	Mix	Other (2)	Net Sales	Organic Volume	Organic Sales
Net Sales Drivers (1)
Beauty	—%	5%	(1)%	6%	—%	10%	—%	5%
Grooming	3%	5%	(3)%	(3)%	—%	2%	3%	(3)%
Health Care	3%	5%	(2)%	—%	(1)%	5%	3%	1%
Fabric & Home Care	3%	4%	(1)%	—%	—%	6%	4%	3%
Baby, Feminine & Family Care	(2)%	3%	(1)%	—%	—%	—%	(2)%	(3)%
Total P&G	1%	4%	(2)%	1%	—%	4%	2%	1%

(1)	Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.

(2)	Other includes the sales mix impact from acquisitions and divestitures, the impact from India Goods and Services Tax implementation and rounding impacts necessary to reconcile volume to net sales.

•
Beauty segment organic sales increased five percent. Skin and Personal Care organic sales increased double digits driven by continued strong growth of the super-premium SK-II brand and Olay Skin Care as well as premium innovation in the Personal Care category. Hair Care organic sales were unchanged as the impact from product innovation was offset by competitive activity.

•
Grooming segment organic sales decreased three percent. Shave Care organic sales decreased low single digits primarily due to pricing reductions in the U.S. last April and product and geographic mix which were partially offset by volume increases due to increased price competitiveness. Appliances organic sales were unchanged.

•
Health Care segment organic sales increased one percent. Oral Care organic sales decreased low single digits due to trade inventory reductions, price reductions in the form of increased merchandising spending and the reversal of a U.S. toothpaste list price increase taken last year. Personal Health Care organic sales increased mid-single digits driven by strong cough/cold season and growth in international shipments from our PGT partnership.

•
Fabric and Home Care segment organic sales increased three percent. Fabric Care organic sales increased low single digits driven by innovation and increased merchandising activities. Home Care organic sales grew mid-single digits led by innovation, increased merchandising activities and favorable mix from disproportionate growth of premium products.

•
Baby, Feminine and Family Care segment organic sales decreased three percent. Baby Care organic sales declined mid-single digits due to trade inventory reductions and competitive activity including reduced competitor pricing. Feminine Care grew organic sales low single digits driven by strong innovation performance on the Always/Whisper brand. Family Care organic sales decreased low single digits due to trade inventory reductions, increased trade merchandising spending and reduced competitor pricing.

Diluted net earnings per share were $0.95, an increase of two percent versus the prior year. Core earnings per share, which excludes non-core restructuring charges and U.S. Tax Act transitional impacts, were $1.00, an increase of four percent versus the prior year. The increase was driven by increased net sales partially offset by a reduction in operating margin due to gains on real estate sales in the base period. Foreign exchange contributed approximately three percentage points to core earnings per share growth, and higher commodity costs reduced core earnings per share growth by approximately five percentage points.

Reported gross margin decreased 100 basis points, including approximately 10 basis points favorable impact from lower non-core restructuring charges versus the prior year. Core gross margin decreased 110 basis points, including 20 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin decreased 90 basis points as 230 basis points of productivity savings were more than offset by 100 basis points of commodity cost increases, 110 basis points of unfavorable geographic and product mix, including 40 basis points of transportation cost hurts, 80 basis points of unfavorable pricing impacts and 30 basis points of innovation reinvestments.

Selling, general and administrative expense (SG&A) as a percent of sales increased 20 basis points on a reported basis versus the prior year, including 30 basis points unfavorable impact from higher non-core restructuring charges versus the previous year. Core SG&A as a percentage of sales decreased 10 basis points versus the previous year including 20 basis points of negative foreign exchange impacts. On a currency-neutral basis, Core SG&A as a percentage of sales decreased 30 basis points, as 80 basis points of savings in overhead, agency fee and advertising production costs were partially offset by reinvestments and gains on the sale of real estate in the base period.

Reported operating profit margin decreased approximately 130 basis points. Core operating profit margin decreased 100 basis points including approximately 30 basis points of negative foreign exchange. On a currency-neutral basis, core operating profit margin decreased 70 basis points. Productivity cost savings contributed 310 basis points of margin benefit for the quarter.

Personal Health Care Transaction
Earlier this morning, P&G announced it has signed an agreement to acquire the Merck KGaA Consumer Health Care business, headquartered in Darmstadt, Germany. This move enables P&G to expand its successful over the counter (OTC) health care business by adding a fast-growing portfolio of differentiated, physician-supported, multi-region brands across a broad geographic footprint. It also provides P&G with strong health care commercial and supply capabilities, deep technical mastery and proven consumer health care leadership that will complement P&G's OTC capabilities and brands such as Vicks, Metamucil and Pepto-Bismol.

The Merck KGaA Consumer Health acquisition replaces and improves upon the highly successful PGT Healthcare joint venture P&G had with Teva Pharmaceutical Industries (NYSE: TEVA), which will be terminated July 1, 2018, pending regulatory approvals.

P&G’s OTC JV with Teva delivered disproportionate top and bottom-line growth and established a major presence in over 50 countries since its formation. However, following a recent review, Teva and P&G concluded that their priorities and strategies were no longer aligned and agreed terms where it would be mutually beneficial to terminate the joint venture. PGT product assets will return to the original parent company to reestablish independent OTC businesses.

P&G’s acquisition of Merck KGaA Consumer Health will improve P&G’s OTC geographic scale, brand portfolio and category footprint in the vast majority of the world’s top 15 OTC markets.

Merck’s $1 Billion Consumer Health business has been growing at a mid-to-high single digit pace. It provides a broad range of OTC products for the self-treatment of minor ailments and offers remedies for relieving muscle, joint and back pain, colds and headaches as well as products for supporting physical activity and mobility. Top brands include Neurobion, Dolo-Neurobion, Femibion, Nasivin, Bion3, Seven Seas and Kytta, along with many others. These are sold primarily in Europe, Latin America and Asia.

P&G said the acquisition is subject to customary antitrust reviews and approvals. Assuming no issues arise, the transaction is expected to be completed in fiscal year 2019.

Fiscal Year 2018 Guidance
P&G said it is maintaining its guidance for organic sales growth in the range of two to three percent for fiscal 2018 and expects to be at the low end of this range. The Company estimates all-in sales growth of approximately three percent for fiscal 2018, which includes a net benefit from the combination of acquisitions and divestitures and foreign exchange.

The Company is raising its fiscal year 2018 guidance for Core EPS growth from a range of five to eight percent to a range of six to eight percent versus fiscal 2017 Core EPS of $3.92. P&G said GAAP earnings per share are expected to decrease 31% to 33% versus fiscal year 2017 GAAP EPS of $5.59, which included the significant benefit from the Beauty Brands transaction that was completed in October 2016. The fiscal 2018 GAAP EPS estimate includes approximately $0.14 per share of non-core restructuring costs and $0.25 per share of non-core charges related to the Tax Act.

P&G also raised its outlook for adjusted free cash flow productivity from 90 percent to approximately 95 percent for the fiscal year.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended March 31			Nine Months Ended March 31
	2018	2017	% Chg	2018	2017	% Chg
NET SALES	$16,281	$15,605	4%	$50,329	$48,979	3%
Cost of products sold	8,343	7,836	6%	25,239	24,236	4%
GROSS PROFIT	7,938	7,769	2%	25,090	24,743	1%
Selling, general and administrative expense	4,642	4,409	5%	14,056	13,737	2%
OPERATING INCOME	3,296	3,360	(2)%	11,034	11,006	—%
Interest expense	133	96	39%	370	349	6%
Interest income	69	46	50%	184	123	50%
Other non-operating income/(expense), net	21	26	(19)%	189	(450)	(142)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,253	3,336	(2)%	11,037	10,330	7%
Income taxes on continuing operations	713	780	(9)%	3,066	2,338	31%
NET EARNINGS FROM CONTINUING OPERATIONS	2,540	2,556	(1)%	7,971	7,992	—%
NET EARNINGS FROM DISCONTINUED OPERATIONS	—	—	N/A	—	5,217	N/A
NET EARNINGS	2,540	2,556	(1)%	7,971	13,209	(40)%
Less: Net earnings attributable to noncontrolling interests	29	34	(15)%	112	98	14%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,511	$2,522	—%	$7,859	$13,111	(40)%

EFFECTIVE TAX RATE	21.9%	23.4%		27.8%	22.6%

BASIC NET EARNINGS PER COMMON SHARE (1)
Earnings from continuing operations	$0.97	$0.96	1%	$3.02	$2.95	2%
Earnings from discontinued operations	$—	$—	N/A	$—	$2.00	N/A
BASIC NET EARNINGS PER COMMON SHARE	$0.97	$0.96	1%	$3.02	$4.95	(39)%
DILUTED NET EARNINGS PER COMMON SHARE (1)
Earnings from continuing operations	$0.95	$0.93	2%	$2.94	$2.87	2%
Earnings from discontinued operations	$—	$—	N/A	$—	$1.89	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.95	$0.93	2%	$2.94	$4.76	(38)%
DIVIDENDS PER COMMON SHARE	$0.6896	$0.6695		$2.0690	$2.0085
Diluted Weighted Average Common Shares Outstanding	2,645.6	2,705.5		2,668.6	2,755.4

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
Gross margin	48.8%	49.8%	(100)	49.9%	50.5%	(60)
Selling, general and administrative expense	28.5%	28.3%	20	27.9%	28.0%	(10)
Operating margin	20.2%	21.5%	(130)	21.9%	22.5%	(60)
Earnings from continuing operations before income taxes	20.0%	21.4%	(140)	21.9%	21.1%	80
Net earnings from continuing operations	15.6%	16.4%	(80)	15.8%	16.3%	(50)
Net earnings attributable to Procter & Gamble	15.4%	16.2%	(80)	15.6%	26.8%	(1,120)

(1)	Basic net earnings per share and Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended March 31, 2018
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,934	10%	$642	21%	$488	23%
Grooming	1,550	2%	422	(3)%	334	—%
Health Care	1,934	5%	467	(1)%	305	(2)%
Fabric & Home Care	5,262	6%	1,001	3%	635	6%
Baby, Feminine & Family Care	4,458	—%	852	(4)%	539	(3)%
Corporate	143	5%	(131)	N/A	239	N/A
Total Company	$16,281	4%	$3,253	(2)%	$2,540	(1)%

	Three Months Ended March 31, 2018
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	—%	—%	5%	(1)%	6%	—%	10%
Grooming	3%	3%	5%	(3)%	(3)%	—%	2%
Health Care	3%	3%	5%	(2)%	—%	(1)%	5%
Fabric & Home Care	3%	4%	4%	(1)%	—%	—%	6%
Baby, Feminine & Family Care	(2)%	(2)%	3%	(1)%	—%	—%	—%
Total Company	1%	2%	4%	(2)%	1%	—%	4%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Nine Months Ended March 31, 2018
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$9,305	8%	$2,331	15%	$1,775	16%
Grooming	4,903	(1)%	1,367	(13)%	1,086	(11)%
Health Care	6,048	5%	1,590	1%	1,065	1%
Fabric & Home Care	16,079	4%	3,281	2%	2,118	3%
Baby, Feminine & Family Care	13,616	(1)%	2,749	(8)%	1,766	(9)%
Corporate	378	(1)%	(281)	N/A	161	N/A
Total Company	$50,329	3%	$11,037	7%	$7,971	—%

	Nine Months Ended March 31, 2018
	(Percent Change vs. Year Ago) (1)
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other (2)	Net Sales Growth
Beauty	1%	1%	2%	—%	5%	—%	8%
Grooming	1%	1%	3%	(3)%	(2)%	—%	(1)%
Health Care	2%	2%	3%	(1)%	1%	—%	5%
Fabric & Home Care	3%	4%	2%	(1)%	—%	—%	4%
Baby, Feminine & Family Care	(1)%	(1)%	1%	(1)%	—%	—%	(1)%
Total Company	1%	2%	2%	(1)%	1%	—%	3%

(1)	Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.

(2)	Other includes the sales mix impact from acquisitions and divestitures, the impact from India Goods and Services Tax implementation and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Nine Months Ended March 31
Amounts in millions	2018	2017
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,569	$7,102
OPERATING ACTIVITIES
Net earnings	7,971	13,209
Depreciation and amortization	2,084	2,100
Loss on early extinguishment of debt	—	543
Share-based compensation expense	249	197
Deferred income taxes	(1,826)	(382)
Gain on sale of assets	(187)	(5,452)
Changes in:
Accounts receivable	(450)	(159)
Inventories	(457)	(145)
Accounts payable, accrued and other liabilities	752	(1,113)
Other operating assets and liabilities	2,331	219
Other	201	48
TOTAL OPERATING ACTIVITIES	10,668	9,065
INVESTING ACTIVITIES
Capital expenditures	(2,810)	(2,230)
Proceeds from asset sales	246	411
Acquisitions, net of cash acquired	(108)	(16)
Purchases of short-term investments	(3,770)	(3,369)
Proceeds from sales and maturities of short-term investments	2,790	834
Pre-divestiture addition of restricted cash related to the Beauty Brands divestiture	—	(874)
Cash transferred at closing related to the Beauty Brands divestiture	—	(475)
Release of restricted cash upon closing of the Beauty Brands divestiture	—	1,870
Change in other investments	44	26
TOTAL INVESTING ACTIVITIES	(3,608)	(3,823)
FINANCING ACTIVITIES
Dividends to shareholders	(5,449)	(5,410)
Change in short-term debt	(1,259)	3,556
Additions to long-term debt	5,072	2,641
Reductions of long-term debt	(1,402)	(5,020)	(1)
Treasury stock purchases	(5,634)	(4,504)
Impact of stock options and other	1,158	2,398
TOTAL FINANCING ACTIVITIES	(7,514)	(6,339)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	211	(188)
CHANGE IN CASH AND CASH EQUIVALENTS	(243)	(1,285)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,326	$5,817

(1)	Includes $543 of costs related to early extinguishment of debt.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	March 31, 2018	June 30, 2017
Cash and cash equivalents	$5,326	$5,569
Available-for-sale investment securities	10,208	9,568
Accounts receivable	5,149	4,594
Inventories	5,207	4,624
Prepaid expenses and other current assets	2,070	2,139
TOTAL CURRENT ASSETS	27,960	26,494
Property, plant and equipment, net	20,925	19,893
Goodwill	46,175	44,699
Trademarks and other intangible assets, net	24,129	24,187
Other noncurrent assets	5,180	5,133
TOTAL ASSETS	$124,369	$120,406

Accounts payable	$9,716	$9,632
Accrued and other liabilities	8,133	7,024
Debt due within one year	12,862	13,554
TOTAL CURRENT LIABILITIES	30,711	30,210
Long-term debt	22,437	18,038
Deferred income taxes	6,083	8,126
Other noncurrent liabilities	10,192	8,254
TOTAL LIABILITIES	69,423	64,628
TOTAL SHAREHOLDERS' EQUITY	54,946	55,778
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$124,369	$120,406

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's April 19, 2018 earnings release and the reconciliation to the most closely related GAAP measures. We believe that these measures provide useful perspective on underlying business trends (i.e., trends excluding non-recurring or unusual items) and provide a supplemental measure of year-on-year underlying results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
Incremental Restructuring: The Company has had and continues to have an ongoing level of restructuring activities. Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012, Procter & Gamble began a $10 billion strategic productivity and cost savings initiative that includes incremental restructuring activities. In 2016, the Company communicated additional multi-year productivity and cost savings targets. This results in incremental restructuring charges to accelerate productivity efforts and cost savings. The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.
Transitional Impact of U.S. Tax Reform: As discussed in Note 2 to the Consolidated Financial Statements, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Act”) in December 2017.  This resulted in a net charge of $650 million for the nine months ended March 31, 2018, comprised of an estimated repatriation tax charge of $3.9 billion and a net deferred tax benefit of $3.2 billion.  The adjustment to core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

Early debt extinguishment charges: During the three months ended December 31, 2016, the Company recorded a charge of $345 million after tax due to the early extinguishment of certain long-term debt.  This charge represents the difference between the reacquisition price and the par value of the debt extinguished.  Management does not view this charge as indicative of the Company’s operating performance or underlying business results.
We do not view these items to be part of our sustainable results and their exclusion from Core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017) and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.
Core operating profit margin: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core selling, general and administrative (SG&A) expense as a percentage of net sales: Core SG&A expense as a percentage of net sales is a measure of the Company's selling, general and administrative expenses adjusted for items as indicated. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.
Core effective tax rate: Core effective tax rate is a measure of the Company's effective tax rate adjusted for items as indicated.
Core EPS and currency-neutral Core EPS: Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. Management views these non-GAAP measures as useful supplemental measures of Company performance over time.

Free cash flow: Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the transitional impact of U.S. Tax Reform, which is non-recurring and not considered indicative of underlying earnings or cash flow performance. Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended March 31, 2018
	AS REPORTED (GAAP)	INCREMENTAL RESTRUCTURING	TRANSITIONAL IMPACTS OF U.S. TAX REFORM	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	8,343	(110)	—	(1)	8,232
GROSS PROFIT	7,938	110	—	1	8,049
GROSS MARGIN	48.8%	0.7%	—%	(0.1)%	49.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,642	(28)	—	—	4,614
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.5%	(0.2)%	—%	—%	28.3%
OPERATING INCOME	3,296	138	—	1	3,435
OPERATING PROFIT MARGIN	20.2%	0.8%	—%	0.1%	21.1%
INCOME TAX ON CONTINUING OPERATIONS	713	22	(22)	(1)	712
NET EARNINGS ATTRIBUTABLE TO P&G	2,511	116	22	—	2,649
EFFECTIVE TAX RATE	21.9%	(0.2)%	(0.7)%	—%	21.0%
					Core EPS
DILUTED NET EARNINGS PER COMMON SHARE (1)	0.95	0.04	0.01	—	1.00
	CURRENCY IMPACT TO CORE EARNINGS				(0.03)
	CURRENCY-NEUTRAL CORE EPS				0.97
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,645.6
COMMON SHARES OUTSTANDING - MARCH 31, 2018	2,514.6

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	(110)	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(10)	BPS
CORE OPERATING PROFIT MARGIN	(100)	BPS
CORE EFFECTIVE TAX RATE	(240)	BPS
CORE EPS	4%
CURRENCY-NEUTRAL CORE EPS	1%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Three Months Ended March 31, 2017
	AS REPORTED (GAAP)	INCREMENTAL RESTRUCTURING	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	7,836	(113)	1	7,724
GROSS PROFIT	7,769	113	(1)	7,881
GROSS MARGIN	49.8%	0.7%	—%	50.5%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,409	22	(1)	4,430
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.3%	0.1%	—%	28.4%
OPERATING INCOME	3,360	91	—	3,451
OPERATING PROFIT MARGIN	21.5%	0.6%	—%	22.1%
INCOME TAX ON CONTINUING OPERATIONS	780	21	(1)	800
NET EARNINGS ATTRIBUTABLE TO P&G	2,522	70	—	2,592
EFFECTIVE TAX RATE	23.4%	—%	—%	23.4%
				Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE (1)	0.93	0.03	—	0.96
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,705.5

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Nine Months Ended March 31, 2018
	AS REPORTED (GAAP)	INCREMENTAL RESTRUCTURING	TRANSITIONAL IMPACTS OF U.S. TAX REFORM	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	25,239	(296)	—	—	24,943
GROSS PROFIT	25,090	296	—	—	25,386
GROSS MARGIN	49.9%	0.6%	—%	(0.1)%	50.4%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	14,056	(9)	—	(1)	14,046
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	27.9%	—%	—%	—%	27.9%
OPERATING INCOME	11,034	305	—	1	11,340
OPERATING PROFIT MARGIN	21.9%	0.6%	—%	—%	22.5%
INCOME TAX ON CONTINUING OPERATIONS	3,066	63	(650)	(1)	2,478
NET EARNINGS ATTRIBUTABLE TO P&G	7,859	242	650	—	8,751
EFFECTIVE TAX RATE	27.8%	(0.2)%	(5.9)%	0.1%	21.8%
					Core EPS
DILUTED NET EARNINGS PER COMMON SHARE (1)	2.94	0.09	0.24	0.01	3.28
	CURRENCY IMPACT TO CORE EARNINGS				(0.06)
	CURRENCY-NEUTRAL CORE EPS				3.22
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,668.6

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	(80)	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(30)	BPS
CORE OPERATING PROFIT MARGIN	(50)	BPS
CORE EFFECTIVE TAX RATE	(150)	BPS
CORE EPS	7%
CURRENCY-NEUTRAL CORE EPS	5%

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Reconciliation of Non-GAAP Measures
Nine Months Ended March 31, 2017
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	EARLY DEBT EXTINGUISHMENT	ROUNDING	NON-GAAP (CORE)
COST OF PRODUCTS SOLD	24,236	—	(352)	—	1	23,885
GROSS PROFIT	24,743	—	352	—	(1)	25,094
GROSS MARGIN	50.5%	—%	0.7%	—%	—%	51.2%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	13,737	—	81	—	(1)	13,817
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.0%	—%	0.2%	—%	—%	28.2%
OPERATING INCOME	11,006	—	271	—	—	11,277
OPERATING PROFIT MARGIN	22.5%	—%	0.6%	—%	(0.1)%	23.0%
INCOME TAX ON CONTINUING OPERATIONS	2,338	—	57	198	(1)	2,592
NET EARNINGS ATTRIBUTABLE TO P&G	13,111	(5,217)	214	345	—	8,453
EFFECTIVE TAX RATE	22.6%	—%	—%	0.7%	—%	23.3%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE (1)	4.76	(1.89)	0.08	0.13	(0.01)	3.07
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,755.4

(1)	Diluted net earnings per share are calculated on Net earnings attributable to Procter & Gamble.

Organic sales growth:

January - March 2018	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other (1)	Organic Sales Growth
Beauty	10%	(5)%	—%	5%
Grooming	2%	(5)%	—%	(3)%
Health Care	5%	(5)%	1%	1%
Fabric & Home Care	6%	(4)%	1%	3%
Baby, Feminine & Family Care	—%	(3)%	—%	(3)%
Total P&G	4%	(4)%	1%	1%

(1)
Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact of India Goods and Services Tax changes and rounding impacts necessary to reconcile net sales to organic sales.

Total P&G	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact	Organic Sales Growth
FY 2018 (Estimate)	Approximately +3%	(1)% to 0%	+2% to +3%
Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items (1)	Core EPS Growth
FY 2018 (Estimate)	(33)% to (31)%	About +39%	+6% to +8%

(1)	Includes impact of U.S. Tax Act in 2018, discontinued operations and loss on early extinguishment of debt in 2017 and year-over-year change in incremental non-core restructuring charges.
Free cash flow (dollar amounts in millions):

Three Months Ended March 31, 2018
Operating Cash Flow	Capital Spending	Free Cash Flow
$3,353	$(910)	$2,443
Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2018
Free Cash Flow	Net Earnings	Net U.S. Tax Reform Charge	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
$2,443	$2,540	$22	$2,562	95%